UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

CME Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2008, CME Group Inc. (the “Company”) completed a public offering of $250,000,000 aggregate principal amount of its Floating Rate Notes due 2009 (the “Floating Rate Notes due 2009”), $300,000,000 aggregate principal amount of its Floating Rate Notes due 2010 (the “Floating Rate Notes due 2010” and, together with the Floating Rate Notes due 2009, the “Floating Rate Notes”) and $750,000,000 aggregate principal amount of its 5.40% Notes due 2013 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”). The Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-132554) and the Prospectus included therein, filed with the Securities and Exchange Commission on March 17, 2006 and supplemented by the Prospectus Supplement dated August 7, 2008. The Company intends to use the net proceeds from the offering, together with other available funds, to finance its previously announced proposed acquisition of NYMEX Holdings, Inc. If the acquisition is not completed, the Company will redeem the Fixed Rate Notes, as described below, and intends to use the net proceeds from the offering of the Floating Rate Notes for general corporate purposes.

The Company entered into an Underwriting Agreement, dated August 7, 2008 (the “Underwriting Agreement”), between the Company and Banc of America Securities LLC and UBS Securities LLC, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were issued under an Indenture, dated August 12, 2008 (as supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated August 12, 2008, between the Company and the Trustee and relating to the Floating Rate Notes due 2009, the Second Supplemental Indenture, dated August 12, 2008, between the Company and the Trustee and relating to the Floating Rate Notes due 2010 and the Third Supplemental Indenture, dated August 12, 2008, between the Company and the Trustee and relating to the Fixed Rate Notes (together, the “Supplemental Indentures”).

The Company sold the Floating Rate Notes due 2009, the Floating Rate Notes due 2010 and the Fixed Rate Notes to the Underwriters at issue prices of 99.900%, 99.800% and 99.639% of the principal amounts thereof, respectively. The Underwriters offered the Floating Rate Notes and the Fixed Rate Notes to the public at prices of 100.000% and 99.989% of the principal amounts thereof, respectively. The Floating Rate Notes due 2009 will bear interest equal to LIBOR plus 0.20% per year, adjusted quarterly, and the Floating Rate Notes due 2010 will bear interest equal to LIBOR plus 0.65% per year, adjusted quarterly. Interest is payable on the Floating Rate Notes on February 6, May 6, August 6 and November 6 of each year, commencing on November 6, 2008. Interest is payable on the Fixed Rate Notes on February 1 and August 1 of each year, commencing on February 1, 2009.

The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture governing the Notes contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase. The Fixed Rate Notes have a mandatory redemption feature if the Company’s acquisition of NYMEX Holdings, Inc. is not completed prior to December 31, 2008 or if the related merger agreement is terminated on or prior to such date.

The foregoing description of the Underwriting Agreement, the Indenture and the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4 hereto, respectively, and incorporated herein by reference.

The Underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. Some of the Underwriters or their affiliates also own memberships on, and are subject to regulation by, the Chicago Mercantile Exchange, the Chicago Board of Trade and the New York Mercantile Exchange. In connection with the proposed acquisition of NYMEX Holdings, Inc., we entered into commitment letters with Bank of America, N.A., Banc of America Securities LLC, UBS Loan Finance LLC and UBS Securities LLC pursuant to which Bank of America, N.A. and UBS Loan Finance LLC agreed, subject to the terms and conditions in the commitment letters, to provide us with up to $3.2 billion in senior unsecured loans and pursuant to which Banc of America Securities LLC and UBS Securities LLC agreed to use their best efforts to arrange a syndicate of lenders to provide for up to $1.5 billion in senior unsecured credit facilities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 7, 2008, between CME Group Inc. and Banc of America Securities LLC and UBS Securities LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture (including the form of floating rate note due 2009), dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association.

4.3	Second Supplemental Indenture (including the form of floating rate note due 2010), dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association.

4.4	Third Supplemental Indenture (including the form of fixed rate note), dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

By:	/s/ Kathleen Cronin
Kathleen M. Cronin Managing Director, General Counsel and Corporate Secretary

Date: August 13, 2008

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 7, 2008, between CME Group Inc. and Banc of America Securities LLC and UBS Securities LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association.

4.3	Second Supplemental Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association.

4.4	Third Supplemental Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association.